UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2024 (August 8, 2024)

National Vision Holdings, Inc.

(Exact name of registrant as specified in its charter)

001-38257

(Commission file number)

Delaware	46-4841717
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2435 Commerce Ave.
Building 2200	30096
Duluth, Georgia	(Zip Code)
(Address of principal executive offices)

(770) 822-3600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	EYE	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Term Loan Joinder Agreement

On August 9, 2024, Nautilus Acquisition Holdings, Inc. (“Holdings”), a Delaware corporation and a wholly-owned subsidiary of National Vision Holdings, Inc. (the “Company” or “National Vision”), National Vision, Inc. (“Borrower”), a Georgia corporation and a wholly-owned subsidiary of the Company, and certain other subsidiaries of the Company entered into a Joinder Agreement (the “Joinder Agreement”) to the Second Amended and Restated Credit Agreement, dated as of June 13, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, Borrower, the other credit parties party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent.

The Joinder Agreement provides for, among other things, the establishment of incremental term loans in an aggregate principal amount of $115,000,000 (the “New Term Loans”), provided to the borrower on August 9, 2024.

The New Term Loans have the same terms as the existing term loans under the Credit Agreement and constitute the same class of loans for all purposes under the Credit Agreement.

The proceeds of the New Term Loans, together with cash from the balance sheet, are intended to be used to repurchase a portion of the Company’s 2.50% Convertible Senior Notes due 2025 (the “2025 Notes” and such repurchase, the “Repurchase Transactions”) and to pay fees and expenses in connection therewith.

A copy of the Joinder Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference. The above description of the Joinder Agreement is qualified in its entirety by reference to such exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 8, 2024, the Company issued a press release related to the matters described in Item 1.01 above and Item 8.01 below. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission (the “SEC”) pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of National Vision’s filings with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On August 8, 2024, the Company agreed to repurchase approximately $218 million aggregate principal amount of its 2025 Notes for an aggregate cash repurchase price of approximately $215 million plus accrued and unpaid interest on such notes. The Repurchase Transactions are expected to close on or about August 12, 2024.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include, but are not limited to, statements related to our current beliefs and expectations regarding the Repurchase Transactions. You can identify these forward-looking statements by the use of words such as “preliminary,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Caution should be taken not to place undue reliance on any forward-looking statement as such statements speak only as of the date when made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. Forward-looking statements are not guarantees and are subject to various risks and uncertainties, which may cause actual results to differ materially from those implied in forward-looking statements. Such factors include, but are not limited to, those set forth in our Annual Report on Form 10-K under the heading “Risk Factors” and in subsequent filings by National Vision with the SEC. Additional information about factors that could cause National Vision’s results to differ materially from those described in the forward-looking statements can be found in filings by National Vision with the SEC, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in our filings with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Joinder Agreement, dated as of August 9, 2024, among Nautilus Acquisition Holdings, Inc., National Vision, Inc., the other credit parties party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent.
99.1	Press Release dated August 8, 2024.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Vision Holdings, Inc.

Date: August 9, 2024	By:	/s/ Jared Brandman
	Name:	Jared Brandman
	Title:	Senior Vice President, General Counsel and Secretary